UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2017

Jerrick Media Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-51872	87-0645394
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

202 S. Dean St. Englewood, NJ 07631
(Address of principal executive offices)

(201) 258-3770

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Explanatory Note

This Current Report on Form 8-K/A is being filed to correct certain information provided in Item 1.01 of the Current Report on Form 8-K filed by Jerrick Media Holdings, Inc. on July 21, 2017 (the “Original 8-K”). All other Items presented in the Original 8-K restated herein remain unchanged.

Item 1.01 Entry into a Material Definitive Agreement.

 On July 14, 2017, Jerrick Media Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement and held the initial closing of a private placement offering (the “Offering”) of the Company’s securities for gross proceeds of $200,000. On July 18, 2017, the Company conducted the second and final closing of the Offering with one additional accredited investor for additional gross proceeds of $200,000, resulting in aggregate net proceeds to the Company of approximately $377,777.80, after deducting estimated Offering expenses payable by the Company.

In the aggregate, the Company entered into Securities Purchase Agreements with two accredited investors (as defined below) for (i) the issuance and sale of 8.5% Convertible Redeemable Debentures, containing a ten percent (10%) original issuance discount, due April 18, 2018 (the “ Debentures ”) and (ii) the issuance and sale of five-year Common Stock Purchase Warrants (the “ Warrants ” and, together with the Debentures, the “ Securities ”) to purchase up to 350,000 shares of the Company’s common stock, par value $0.001 per share (the “ Common Stock ”).

The Debentures are convertible into shares of Common Stock at any time after January 18, 2018 until April 18, 2018 at a conversion price equal to the lower of $0.20 per share or 70% of the lowest volume weighted average price of the Common Stock as reported on the OTC QB or on any exchange upon which the Common Stock may trade in the future. During the first six months following the issuance of each Debenture, the Company may redeem such Debenture by paying the holder as follows: (i) if the redemption is within the first 30 days the Debenture is in effect, an amount equal to 140% of the unpaid principal amount of the Debenture plus any interest that has accrued during that period; and (ii) if the redemption is after the 31st day the Debenture is in effect, but prior to the 180th day the Debenture is in effect, an amount equal to 150% of the unpaid principal amount of the Debenture along with any accrued interest. The Debentures may not be redeemed after 180 days.

The Warrants were immediately exercisable upon issuance at an exercise price of $0.20 per share, subject to adjustment, and expire five years from the date of issuance.

The Securities were issued pursuant to the private placement exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”). Both of the investors in the Offering represented that it is an “accredited investor,” as defined in Rule 501 of Regulation D. The Securities will be restricted from transfer except pursuant to an effective registration statement under the Securities Act or an available exemption from such registration.

The Securities Purchase Agreements, Debentures, and Warrants contain representations, warranties, and other provisions customary for transactions of this nature.

The foregoing description does not constitute a complete summary of the terms of the Warrants, the Securities Purchase Agreements, or the Debentures, and is qualified in its entirety by reference to the full text of the Warrants, Securities Purchase Agreements, and the Debentures, forms of which are filed as Exhibit 4.1, 10.1, and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

2

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

Item 1.01 is hereby incorporated by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

Item 1.01 is hereby incorporated by reference.

The securities issued pursuant to the Offering were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) and/or Regulation D the Securities Act.

Item 7.01.  Regulation FD Disclosure.

The information provided under this Item 7.01 is "furnished" and shall not be deemed "filed" with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act or 1934 or the Securities Act of 1933.

We have authored a white paper on the Company’s “digital arbitrage” which includes a discourse on how to make and scale money making opportunities on the internet.

Item 9.01.  Financial Statements and Exhibits.

(d)            Exhibits  – The following exhibits are filed as part of this report:

Exhibit No.	Description of Exhibit

4.1	Form of Warrant to Purchase Shares of Common Stock.

10.1	Form of Securities Purchase Agreement

10.2	Form of 8.5% Convertible Redeemable Debentures Due April 18, 2018.

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JERRICK MEDIA HOLDINGS, INC.

Dated: August 16, 2017	By:	/s/ Jeremy Frommer
Jeremy Frommer Chief Executive Officer

4